United Capital

Business Lending

A BankUnited Company

COLLATERAL ASSIGNMENT OF FRANCHISE AGREEMENTS, MANAGEMENT AGREEMENT

AND PARTNERSHIP INTERESTS

THIS COLLATERAL ASSIGNMENT OF FRANCHISE AGREEMENTS, MANAGEMENT AGREEMENT and PARTNERSHIP INTERESTS AGREEMENT (this "Assignment"), dated as of July _, 2014 is made by and between GOOD TIMES DRIVE THRU INC., a Colorado corporation (the "Assignor"), and UNITED CAPITAL BUSINESS LENDING, INC., a Delaware corporation, (hereinafter referred to as "Assignee").

RECITALS

WHEREAS, Assignor is the franchisor under certain Franchise Agreements for Good Times Burgers & Frozen Custard restaurant locations set forth on Exhibit A (the “Franchise Agreements”);

WHEREAS, Assignor is the General Partner of Fast Restaurants Co-Development Limited Partnership, a Colorado limited partnership (the “Limited Partnership”);

WHEREAS, Assignor is the Manager of the restaurants owned by the Limited Partnership pursuant to the terms and conditions of a Management Agreement by and between the Assignor and the Limited Partnership dated May 1, 1993 (the “Management Agreement”);

WHEREAS, by the execution of this Assignment, Assignor desires to induce Assignee to extend certain financial accommodations to Assignor (the "Loan") pursuant to that certain Development Line Loan and Security Agreement dated of even date herewith, by and between Assignee and, and Assignor as Lender (as hereafter amended, supplemented, modified and/or restated from time to time, the "Development Line Agreement "); and

WHEREAS, Assignee is unwilling to execute, deliver or perform under the Development Line Agreement or other Loan Documents (as defined in the Development Line Agreement) unless the Assignor collaterally assigns its rights under the Franchise Agreements, the Management Agreement and the Assignor’s partnership interest in the Limited Partnership to secure the Loan and all of the Assignor’s Obligations, as that term is defined in the Development Line Agreement, thereunder.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Customer #47856

Loan #71329-001

AGREEMENT

1.  As additional collateral security for all debts, liabilities, or obligations of Assignor now existing or hereafter arising under the Loan Documents, Assignor hereby assigns, transfers and sets over to Assignee all of its rights, but not its obligations, as the General Partner under the Limited Partnership Agreement of the Limited Partnership (the “Limited Partnership Agreement”), its rights under the Management Agreement and the Franchise Agreements. The Assignor understands and agrees that notwithstanding this assignment, its General Partnership Interest in the Limited Partnership and its rights under the Management Agreement and the Franchise Agreements are included in Collateral as that term is defined in the Development Line Agreement and are subject to the terms and conditions of the Development Line Agreement. The Assignor and Assignee acknowledge and agree that if there is a conflict between the terms and conditions of this Assignment and the Development Line Agreement, the terms of this Assignment shall control. The Assignor and Assignee further agree that Exhibit A of this Assignment shall be amended to include any franchise agreements for a Good Times Burgers & Frozen Custard location entered into by the Assignor and a franchisee after the date of this Assignment and that any future franchise agreements shall become subject to the terms and conditions of this Assignment upon their execution by the Assignor.

2.  Assignee shall have no obligation or duty to perform any of the obligations of the Assignor under the Limited Partnership Agreement, the Management Agreement or the Franchise Agreements, all of which shall remain the sole and exclusive duty and obligation of the Assignor.

3.  The rights assigned hereunder include, and are not limited to, any and all rights of payment and enforcement regarding warranties, representations, covenants and indemnities made by the Limited Partnership under the Limited Partnership Agreement or the Management Agreement or the Franchisees under the Franchise Agreements, and all rights, claims or causes of action against the Limited Partner or Franchisees for any breach or violation by the Limited Partnership or Limited Partners under the Limited Partnership or the Management Agreement or the Franchisees of the provisions of the Franchise Agreements; provided, however, that so long as there exists no payment default under Section 5.1 of the Development Line Agreement  which remains uncured for a period of 30 days, Assignor may collect all payments due and owing under the Limited Partnership Agreement, the Management Agreement and/or the Franchise Agreements and enforce all of the rights, claims or causes of action which Assignor may have under the Limited Partnership Agreement, Management Agreement or the Franchise Agreements, but only to the extent such enforcement is not inconsistent with Assignee's interest under this Assignment or the Development Line Agreement .

4.  Upon the occurrence and during the continuance of a payment default under Section 5.1 of the Development Line Agreement  which remains uncured for a period of 30 days, Assignee may direct  (i) the Franchisees and the Limited Partnership  to remit all payments due and owing to Assignor directly to Assignee; (ii) the Assignor to deliver the original Franchise Agreements to the Assignee within five (5) days of demand by the Assignee; and (iii) Assignee may enforce, at the cost and expense of Assignor, either in its own name or in the name of Assignor, all rights of Assignor under the Limited Partnership Agreement, Management Agreement or the Franchise Agreement, including, without limitation, to (a) bring suit to enforce any rights under the Limited Partnership Agreement, Management Agreement or the Franchise Agreement, (b) compromise or settle any disputed claims as to rights under the Limited Partnership Agreement, Management Agreement or the Franchise Agreement, (c) give releases

Customer #47856

Loan #71329-001

or acquaintances of rights under this Assignment, and/or (d) do any and all things necessary, convenient, desirable or proper to fully and completely effectuate the collateral assignment of the rights under this Assignment.

5.  Assignor hereby constitutes and appoints the Assignee or the Assignee's designee as Assignor's attorney-in-fact with full power in Assignor's name, place and stead to, upon the occurrence and during the continuance of a payment default under Section 5.1 of the Development Line Agreement , do or accomplish any of the aforementioned undertakings and to execute such documents or instruments in the name or stead of Assignor as may be necessary, convenient, desirable or proper in the Assignee's sole and exclusive discretion. The aforementioned power of attorney shall be a power of attorney coupled with an interest and irrevocable. In the event any action is brought by the Assignee to enforce any rights under this Assignment, Assignor agrees to fully cooperate with and assist the Assignee in the prosecution thereof.

6.  The Limited Partnership and each Franchisee is hereby authorized to recognize Assignee's claims and rights hereunder without investigating any reason for any action taken by Assignee or the validity or the amount of the obligations under the Loan Documents or existence of any default thereunder. Assignor shall provide Assignee with a copy of the written notice sent to the Limited Partnership or Franchisee informing the Limited Partnership or Franchisee of this Assignment and the rights of the Assignee hereunder.

7.  This Assignment and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of the State of Maryland.

8.  This Assignment may be executed by facsimile in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

9.  This Assignment shall be binding upon Assignor and Assignor's successors and assigns and shall benefit the Assignee and the Assignee's successors and assigns, provided that (a) Assignor may not, without the Assignor’s prior written consent, assign or transfer any of this rights under the Loan Documents or its rights or obligations under this Assignment or any interest herein or delegate its duties hereunder, and (b) Assignee shall have the right to assign its rights hereunder and under the Agreement under the conditions provided in the Development Line Agreement   with respect to Loan Documents.

10.  This Assignment may only be amended by a writing executed by Assignor and Assignee.

11.  Except as set forth in the Development Line Agreement, this Assignment constitutes the final and entire agreement with respect to the collateral assignment of rights under the Assignment from the Assignor to the Assignee and any term, covenant or provision not set forth herein shall not be considered a part of this Assignment.

Customer #47856

Loan #71329-001

IN WITNESS WHEREOF, each of the parties has duly executed this Assignment as of the date first written above.

Assignor:
GOOD TIMES DRIVE THRU INC.
By: Boyd E. Hoback
Name: Boyd E. Hoback
Title: President

Customer #47856

Loan #71329-001